Exhibit 3.1
CERTIFICATE OF LIMITED PARTNERSHIP
OF
CENTURY PROPERTIES FUND XVII, LP
     The undersigned, being the only general partner of Century Properties Fund XVII, LP, and desiring to form a limited partnership pursuant to the laws of the State of Delaware certifies as follows:
     1. The name of the Limited Partnership is Century Properties Fund XVII, LP (the “Partnership”).
     2. The address of the Partnership’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400,Wilmington, Delaware 19808.
     3. The name and address of the Partnership’s registered agent is Corporation Service Company, 2711 Centerville Road, Suite 400,Wilmington, Delaware 19808.
     4. The name and address of the Partnership’s General Partner is Fox Partners, 55 Beattie Place, PO Box 1089, Greenville, South Carolina 29602.

CENTURY PROPERTIES FUND XVII, LP

By:	FOX PARTNERS General Partner

	By:	FOX CAPITAL MANAGEMENT CORPORATION Managing General Partner

By:	/s/ Martha L. Long
Martha L. Long
Senior Vice President

Dated: September 18, 2008